Exhibit 10.53

NEITHER THIS SECURITY NOR THE COMMON STOCK OF METRON TECHNOLOGY N.V. FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES

COMMON SHARE WARRANT

To Subscribe for                       Common Shares of

Metron Technology N.V.

THIS COMMON SHARE PURCHASE WARRANT CERTIFIES that, for value received,                            (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after June     , 2004 (the “Initial Exercise Date”) and on or prior to the earlier of (i) the close of business on the fifth anniversary of the Initial Exercise Date or (ii) 30 days after the notice of a mandatory termination of this Warrant pursuant to Section 17 (the “Termination Date”) but not thereafter, to subscribe for, up to                          common shares (the “Common Stock”), par value (based on application of Section 2:67c of the Netherlands Civil Code) EUR0.44 per share in the capital of Metron Technology N.V., a corporation incorporated under the laws of The Netherlands (the “Company”) (such Common Stock hereinafter referred to as the “Warrant Shares”). The subscription price of one Warrant Share (the “Exercise Price”) under this Warrant shall be $        , subject to adjustment hereunder; provided, however, that if the Exercise Price (based on the USD/Euro exchange rate on the date of payment of the Exercise Price) is lower than the par value of the Common Stock, this Warrant may be exercised at the par value of the Common Stock.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated May 26, 2004, between the Company and the purchasers signatory thereto.

1.   Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2.   Authorization of Warrant Shares.  The Company represents and warrants that all Warrant Shares which may be issued upon the exercise of the subscription rights represented by this Warrant will, upon exercise of the subscription rights represented by this Warrant and the issuance of such shares in compliance with the provisions of the Subscription Agreement and this Warrant, be duly authorized, and, provided that the Exercise Price, converted into EURO based on the USD/EURO exchange rate on the date of payment of the Exercise Price, equals at least the par value of such shares, validly issued and fully paid-up (“volgestort”) and free from all liens and encumbrances in respect of the issue thereof (other than any liens or encumbrances imposed by action of the Holder).

3.   Exercise of Warrant.

(a)           Except as provided in this Section 3 herein, exercise of the subscription rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as they may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby subscribed for by wire transfer or cashier’s check drawn on a United States bank to the Company, or by means of a cashless exercise pursuant to Section 3(c) (as to Warrant Shares only), the Holder shall be entitled to receive a certificate for the number of Warrant Shares for which it subscribed.  The Company shall, upon request of the Holder, if available and if allowed under applicable securities laws, use its commercially reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  The Company shall, within two weeks after date of payment of the Exercise Price, deposit a bank statement as referred to in Section 2:93(a)(6) of the Netherlands Civil Code, indicating the EURO amount into which the amount of the Exercise Price is freely convertible based on the USD/EURO exchange rate on the date of payment of the Exercise Price, with the Commercial Registry of the competent Chamber of Commerce and Industry.  Certificates for shares subscribed for hereunder shall be delivered to the Holder within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.  If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the fifth Trading Day after the date of exercise, then the Holder will be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates to rescind such exercise.  In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the fifth Trading Day after the date of exercise (through no fault of the Holder), and if after such fifth Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(b)           (i) The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3(b)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  To the extent that the limitation contained in this Section 3(b)(ii) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this Section 3(b)(ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this Section 3(b)(ii) may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section 3(b)(ii) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

(ii) If the Company has not obtained Shareholder Approval (as defined below) if required by the applicable rules and regulations of the Principal Market (or any successor entity), then the Company may not issue upon exercise of this Warrant in the aggregate, in excess of (i) 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Closing Date, less (ii) any shares of Common Stock (a) issued as payment of interest on the Debentures, (b) issued upon prior conversion of the Debentures, (c) issued upon prior exercise of the Warrants issued to the Holders of the Debentures on the Original Issue Date pursuant to the Subscription Agreement or (d) issued upon prior conversion of the 8% Convertible Debentures due February 25, 2007 (the “Old Debentures”) to the extent such issuance is a result of the anti-dilution provisions in the Old Debentures triggered by the issuance of the Warrants and the Debentures (such number of shares, the “Issuable Maximum”).  In addition, notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval (as defined below), if required by the applicable rules and regulations of the Principal Market (or any successor entity), then the Company may not issue to any single Purchaser upon exercise of the Warrants, in the aggregate, in excess of (i) 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Issue Date, less (ii) all shares of Common Stock held by such Purchaser on the Original Issue Date or issued to such Purchaser upon exercise or conversion of all Capital Share Equivalents (as defined below) held by such Purchaser on the Original Issue Date. If on any attempted exercise of this Warrant, the issuance of Warrant Shares would exceed the Issuable Maximum, and the Company shall not have previously obtained the vote of shareholders (the “Shareholder Approval”), if any, as may be required by the applicable rules and regulations of the Principal Market (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder requesting a Warrant exercise such number of Warrant Shares as may be issued below the Issuable Maximum and, with respect to the remainder of the aggregate number of Warrant Shares, this Warrant shall not be exercisable until and unless Shareholder Approval has been obtained.

(c)           If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder and the Holder is not eligible to sell all of its Warrant Shares at one time pursuant to Rule 144, then the Holder may send the Company a written notice, which shall consist of this Warrant and the Notice of Exercise Form attached hereto (the “Termination Notice”) demanding to be paid by the Company an amount (the “Termination Amount”) equal to [(A-B) (X)], where:

(A) = the VWAP on the Trading Day preceding the date the Termination Notice is received;

(B) =  the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares which would have been issuable if on the date of the Termination Notice this Warrant would had been exercised in full in accordance with Section 3(a) for cash rather than by means of a cashless exercise.

Upon receipt of a Termination Notice, the Company shall, at its option, either:

i.              pay the Termination Amount within five (5) Trading Days after the date of receipt of the Termination Notice; or

ii.             exercise this Warrant by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), provided however, that the Company may not exercise this Warrant by means of a “cashless exercise” if the Termination Amount (based on the USD/EURO exchange rate on the date of the Termination Notice) is lower than the par value of the Common Stock, times [(A-B)(X)]/A (as such terms are defined above).

If the Company elects to issue the Warrant Shares in a “cashless exercise” as described above, the Company shall, within five (5) Trading days after receipt of the Termination Notice, deliver to the Holder a certificate for the number of Warrant Shares so issued. The Company and the Holder agree that the Warrant Shares shall be deemed to be paid up as of the Termination Date by way of set-off of the Holder’s obligation to pay up the Warrant Shares against the Company’s obligation to pay the Termination Amount. The Amount, if any, by which the Termination Amount exceeds (i) the par value of the Warrant Shares, times (ii) the number of issued Warrant Shares, shall be considered as share premium (“agio”) paid on the Warrant Shares. The Company shall, within two weeks after date of the Termination Notice, deposit a bank statement as referred to in Section 2:93(a)(6) of the Netherlands Civil Code, indicating the EURO amount into which the Termination Amount is freely convertible based on the USD/EURO exchange rate on the date of the Termination Notice, with the Commercial Registry of the competent Chamber of Commerce and Industry.

Upon  (i)  payment by the Company of the to the Holder of the Termination Amount or (ii) delivery of the certificate to the Holder for the number of Warrant Shares issuable upon a “cashless exercise” of this Warrant, this Warrant shall terminate.

(d)              If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

4.   No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5.   Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.   Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.   Transfer, Division and Combination.

(a)   Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof and to the provisions of Section 4.1 of the Subscription Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)   This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)   The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d)   The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e)   If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

8.   No Rights as Shareholder until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the exercise of this Warrant in accordance with Section 3, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date of such exercise.

9.   Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10.   Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11.   Adjustments of Exercise Price and Number of Warrant Shares.

(a)   Stock Splits, etc.  The number and kind of securities which can be subscribed for upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following; provided, however, that the Company shall not take any action that would lower the Exercise Price (converted into EURO based on the USD/EURO exchange rate on the date of such Dilutive Issuance) below the par value of the Common Stock.  In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares which can be subscribed for upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof.  Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are which can be subscribed for hereunder, the Holder shall thereafter be entitled to subscribe for the number of Warrant Shares or other securities as so adjusted at an exercise price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares which can be subscribed for pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately thereafter.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)   Anti-Dilution Provisions.  During the period beginning on the Initial Exercise Date and ending on the Termination Date (the “Exercise Period”), the Exercise Price shall be subject to adjustment from time to time as provided in this Section 11(b); provided, however, that the Company shall not take any action that would lower the Exercise Price (converted into EURO based on the USD/EURO exchange rate on the date of such Dilutive Issuance) below the par value of the Common Stock.  In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

(i)            Adjustment of Exercise Price.  Except as set forth in Section 11(b)(ii)(E), if and whenever the Company issues or sells, or in accordance with Section 11(b) hereof is deemed to have issued or sold, any shares of Common Stock for an effective consideration per share of less than the then Exercise Price or for no consideration (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then, the Exercise Price shall be reduced to a price determined by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale (excluding treasury shares, if any) multiplied by the Exercise Price then in effect, plus (b) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such Dilutive Issuance (excluding treasury shares), provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Capital Shares Equivalents (including, without limitation, the Debentures) shall be deemed outstanding immediately after the issuance of such Capital Shares Equivalents.  Such adjustment shall be made whenever such shares of Common Stock or Capital Share Equivalents are issued.  For purposes of this Section 11(b), the number of shares of Common Stock outstanding as of a given date shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding plus all Underlying Shares issuable on conversion of the Debentures.

(ii)           Effect on Exercise Price of Certain Events.  For purposes of determining the adjusted Exercise Price under Section 11(b) hereof, the following will be applicable:

(A)          Issuance of Rights or Options.  If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the effective price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price (“Below Base Price Options”), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Base Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company.  For purposes of the preceding sentence, the “effective price per share for which Common Stock is issuable upon the exercise of such Below Base Price Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Base Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Base Price Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Base Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Base Price Options (assuming full conversion of Convertible Securities, if applicable).  No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock or Convertible Securities upon the exercise of such Below Base Price Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Base Price Options.

(B)           Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are treated as Options or as issuable upon the exercise of Options under Section 11(b)(ii)(A)) and the effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Exercise Price, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share and the maximum consideration payable to the Company upon such exercise (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will be deemed to have been received by the Company.  For the purposes of the preceding sentence, the “effective price per share for which Common Stock is issuable upon such exercise, conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities.  No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

(C)           Change in Option Price or Conversion Rate.  If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(D)          Calculation of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale.  In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value (closing bid price, if traded on any market) thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

(E)           Exceptions to Adjustment of Exercise Price.  Notwithstanding the foregoing, no adjustment will be made under this Section 11(b) in respect of (1) the granting of options or the issuance of shares of Common Stock to employees, officers and directors of the Company pursuant to any stock option plan, share purchase plan or similar plan duly adopted by a majority of the non-employee members of the Supervisory Board of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (2) the issuance of up to 150,000 shares of Common Stock or Capital Shares Equivalents, in the aggregate, to consultants or advisors to the Company for services rendered to the Company by such consultants or advisors subsequent to the date hereof, (3) the issuance or deemed issuance of any security by the Company pursuant to the Transaction Documents, or (4) upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the Initial Exercise Date, provided that such securities have not been amended since the date of the Subscription Agreement to increase the type or number of securities issuable with respect thereto or decrease the exercise or conversion price of such securities, (5) acquisitions, business partnerships, joint ventures, real property leasing arrangements, or other strategic investments, the primary purpose of which is not to raise capital and not to a Person whose primary business is investing in securities, or commercial credit arrangements or debt financings from a bank or similar financial institution, (6) leasing arrangements from a bank or similar financial institution approved by the Company’s Supervisory Board or (7) any Capital Shares Equivalents issued pursuant to a rights plan adopted by the Company’s Supervisory Board commonly referred to as a “poison pill” plan, but this exception shall not apply to any subsequent exercise of any such Capital Shares Equivalents; and no single event that causes and adjustment under this

Section 11(b) shall cause an adjustment under more than one of the paragraphs above.

(F)           Expiration of Rights.  If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such Options or Convertible Securities shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only additional Common Stock so issued or deemed issued were the Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such additional Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior exercises of this Warrant.

(iii)          Minimum Adjustment of Exercise Price.  No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price or in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of the exercise price.

12.   Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Managing Board of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12.  For purposes of this Section 12, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

13.   Voluntary Adjustment by the Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Supervisory Board of the Company.

14.   Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder at the address of such Holder appearing on the books of the Company, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

15.   Notice of Corporate Action.  If at any time:

(a)           the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right (other than with respect to any equity or equity equivalent security issued pursuant to a rights plan adopted by the Company’s Supervisory Board), or

(b)           there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder, unless by doing so the Company would act in violation of Section 46a of the Act of the Supervision of the Securities Trade 1995 (“Wet toezicht effectenverkeer 1995”), (i) at least 20 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(d).

16.   Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized share capital (“maatschappelijk kapitaal”) a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing share certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall use its commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

17.   Mandatory Termination.  The Company shall have the right, upon 30 days’ prior written notice to the Holder (the “Mandatory Termination Notice”), to terminate this Warrant, provided that (i) the Warrant Shares are registered for resale pursuant to the Securities Act or are freely tradable without restriction or legend and have been continuously for at least the 20-Trading Day period immediately preceding the date of the Mandatory Termination Notice, (ii) the Common Stock shall be listed or quoted for trading on the Principal Market continuously during the 20-Trading Day period immediately preceding the date of the Mandatory Termination Notice and (ii) the VWAPs for each of the 20 Trading Days immediately preceding the date of the Mandatory Termination Notice were equal to or greater than $11.00 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement).  If this Warrant has not been exercised in full upon the expiration of such 30 day notice period, this Warrant shall terminate automatically without any further action on the part of the Holder or the Company.

18.   Miscellaneous.

(a)   Jurisdiction.  This Warrant shall constitute a contract under the laws of California, without regard to its conflict of law, principles or rules.

(b)   Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c)   Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d)   Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

(e)   Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of

Holder for the subscription for any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f)   Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g)   Acceptance.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(h)   Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares

(i)   Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(j)   Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(k)   Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  June     , 2004

METRON TECHNOLOGY N.V.

By:
Name:
Title:

NOTICE OF EXERCISE

To:          Metron Technology N.V.

(1)  The undersigned hereby elects to (check one box only):

☐            subscribe for                  Warrant Shares of Metron Technology N.V. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any; or

☐            Demand the Termination Amount pursuant to Section 3(c) of the attached Warrant.

(2)  The Warrant Shares, if any, shall be delivered to the Holder at the following:

(3)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(4)  The Holder’s broker and such broker’s DTC number are as follows:

[PURCHASER]

By:
Name:
Title:

Dated:

1

[ASSIGNMENT FORM]

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

                                                                                               whose address is                                                                                                                               .

Dated:                              ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.]

2